UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2004

Motorola, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7221

(Commission File Number)

36-1115800

(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois 60196

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 576-5000

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On July 16, 2004, Motorola, Inc. and Freescale Semiconductor, Inc. issued the attached joint press release announcing the initial public offering of shares of Freescale Semiconductor, Inc. Class A common stock.

Item 7. Financial Statements and Exhibits

The following is filed as Exhibit 99.1 to this Report:

99.1	Joint Press Release of Motorola, Inc. and Freescale Semiconductor, Inc. dated July 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: July 19, 2004	By:	/S/ STEVEN J. STROBEL
Steven J. Strobel Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release of Motorola, Inc. and Freescale Semiconductor, Inc. dated July 16, 2004.